Exhibit 99.2

Quarterly Supplemental Information

VEREIT

Fourth Quarter 2019

VER
LISTED
NYSE

A real estate operating company which owns single-tenant commercial properties.

Disciplined. Transparent. Consistent.

www.VEREIT.com

Walgreens
PHARMACY

FedEx

THE HOME DEPOT
CALIFORNIA'S HOME IMPROVEMENT WAREHOUSE

amazon

Q4 2019 SUPPLEMENTAL INFORMATION

VEREIT Supplemental Information
December 31, 2019

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 2

Q4 2019 SUPPLEMENTAL INFORMATION

About the Data

This data and other information described herein are as of and for the three months ended December 31, 2019, unless otherwise indicated. Certain balances have been reclassified to conform with the current period's presentations, including the operating expense reimbursements line item which has been combined into rental revenue for all periods presented. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in VEREIT, Inc.'s (the "Company," "VEREIT," "us," "our" and "we") Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the periods ended September 30, 2019, June 30, 2019, and March 31, 2019.

In the third quarter of 2019, the Company entered into agreements to settle certain outstanding litigation, including the pending class action litigation, In re American Realty Capital Properties, Inc. Litigation, No. 1:15-mc-00040 (AKH) (the “Class Action”). In accordance with the terms of the stipulation of settlement and settlement contemplated therein for the Class Action (the "Class Action Settlement"), certain defendants agreed to pay in the aggregate $1.025 billion, comprised of contributions from the Company’s former external manager and its principals (together, the “Former Manager”) totaling $225.0 million, $12.5 million from the Company’s former Chief Financial Officer (the “Former CFO”), $49.0 million from the Company’s former auditor, and the balance of $738.5 million from the Company. The contribution from the Company’s Former Manager and Former CFO was satisfied with a combination of (i) limited partner OP Units held by the Former Manager and Former CFO, (ii) amounts due related to dividends on certain of such limited partner OP Units previously withheld from distribution, (iii) the value of substantially all of the limited partner OP Units and dividends surrendered to the Company in July 2019 as a result of a settlement by the Former Manager with the U.S. Securities and Exchange Commission (the "SEC"), and (iv) cash paid by the Former Manager and Former CFO. Pursuant to the Class Action Settlement, on October 15, 2019, the Company funded $966.3 million in connection therewith, which includes the Company's contribution of $738.5 million and cash contributed by the Company to the Class Action Settlement fund for the surrendered limited partner OP Units and amounts due related to the previously withheld dividends. The Company determined that Net Debt (as defined herein) as of September 30, 2019 should include the amounts payable in cash pursuant to the Class Action Settlement. Management believes that including the impact of the payables in Net Debt provides useful information to investors to assess our liquidity, financial flexibility, capital structure and leverage, as the Company maintained a high cash balance at September 30, 2019 with the intent to use the cash to fund the Class Action Settlement.

The Company also entered into settlement agreements and releases to settle the remaining opt out actions and paid $27.0 million during the three months ended September 30, 2019 in connection therewith, which when aggregated with the Company's contribution to the Class Action Settlement is a total cost to the Company of approximately $765.5 million in the third quarter of 2019.

In the second quarter of 2019, the Company sold six consolidated properties to two newly-formed unconsolidated joint ventures (the "Industrial Partnership"), over which the Company exercises significant influence, but not control. Under GAAP, the Company accounts for its investment in the Industrial Partnership and one previously existing joint venture under the equity method of accounting and does not consolidate the financial results and position of the underlying joint ventures. The Company determined that effective April 1, 2019, certain non-GAAP measures and operating metrics should include the Company's pro rata share of such measures and metrics from the Company's unconsolidated joint ventures, based upon the Company's legal ownership percentage, which may, at times, not equal the Company's economic interest because of various provisions in the joint venture agreements regarding distributions of cash flow based on capital account balances, allocations of profits and losses and payments of preferred returns. Management believes that including the Company's pro rata share in certain non-GAAP measures and operating metrics is helpful in understanding the financial condition and performance and operating metrics of the Company. The Company did not update data presented for prior periods as the impact on prior period non-GAAP measures and operating metrics was immaterial. The Company does not adjust non-GAAP measures and operating metrics for the partner's pro rata share of the Company's consolidated joint venture as the impact is immaterial.

Prior to the fourth quarter of 2017, the Company operated through two business segments, the real estate investment segment and the investment management segment, Cole Capital. On February 1, 2018, the Company completed the sale of Cole Capital. Substantially all of the Cole Capital segment is presented as discontinued operations and the Company's remaining financial results are reported as a single segment for all periods presented. The Company's continuing operations represent primarily those of the real estate investment segment.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Forward-Looking Statements

Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations and projections regarding future events and plans, VEREIT's future financial condition, results of operations and business. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond VEREIT's control, that could cause actual events and plans or could cause VEREIT's business, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; VEREIT’s ability to meet its 2020 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; risks accompanying the management of its Industrial Partnership and Office Partnership; the impact of impairment charges in respect of certain of VEREIT's properties; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with obtaining approval of the settlement with the SEC by the commissioners of the SEC; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT's ability to pay dividends and that the terms and restrictions within the agreements governing VEREIT's indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Company Overview (unaudited)

VEREIT is a real estate company incorporated in Maryland on December 2, 2010, which has elected to be taxed as a real estate investment trust ("REIT") for U.S. federal income tax purposes.

VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. VEREIT's business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. The Company targets properties that are strategically located and essential to the business operations of the tenant, as well as retail properties that offer necessity- and value-oriented products or services. At December 31, 2019, approximately 38.6% of the Company's Annualized Rental Income was earned from Investment-Grade Tenants, Economic Occupancy Rate was 99.1% and the Weighted Average Remaining Lease Term was 8.3 years.

Tenants, Trademarks and Logos
VEREIT is not affiliated with, is not endorsed by, does not endorse and is not sponsored by or a sponsor of the products or services pictured or mentioned. The names, logos and all related product and service names, design marks and slogans are the trademarks or service marks of their respective companies.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Company Overview (cont.)

Senior Management	Board of Directors

Glenn J. Rufrano, Chief Executive Officer	Hugh R. Frater, Non-Executive Chairman

Michael J. Bartolotta, Executive Vice President and Chief Financial Officer	David B. Henry, Independent Director

Lauren Goldberg, Executive Vice President, General Counsel and Secretary	Mary Hogan Preusse, Independent Director

Paul H. McDowell, Executive Vice President and Chief Operating Officer	Richard J. Lieb, Independent Director

Thomas W. Roberts, Executive Vice President and Chief Investment Officer	Mark S. Ordan, Independent Director

Gavin B. Brandon, Senior Vice President and Chief Accounting Officer	Eugene A. Pinover, Independent Director

Julie G. Richardson, Independent Director

Glenn J. Rufrano, Chief Executive Officer

Corporate Offices and Contact Information

2325 E. Camelback Road, 9th Floor	19 West 44th Street, Suite 1401
Phoenix, AZ 85016	New York, NY 10036
800-606-3610	212-413-9100
www.VEREIT.com

Trading Symbols: VER, VER PF

Stock Exchange Listing: New York Stock Exchange

Transfer Agent
Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
800-736-3001

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Annual Financial Summary (unaudited, dollars in thousands, except share and per share amounts)

The following table summarizes the Company's financial results for the years ended December 31, 2019 and 2018, and portfolio metrics as of December 31, 2019 and 2018. Data presented represents continuing operations.

	Year Ended December 31,
	2019	2018
Financial Results
Rental revenue (1)	$1,237,234	$1,257,867
Loss from continuing operations (1)	$(307,106)	$(91,725)
Basic and diluted net loss from continuing operations per share attributable to common stockholders and limited partners (1)	$(0.37)	$(0.17)
Normalized EBITDA from continuing operations	$1,036,821	$1,040,319
FFO attributable to common stockholders and limited partners from continuing operations	$(138,372)	$434,371
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$(0.136)	$0.437
AFFO attributable to common stockholders and limited partners from continuing operations	$706,935	$710,688
AFFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.694	$0.716
Dividends declared per common share	$0.55	$0.55
Weighted-average shares outstanding - diluted	1,018,234,791	993,238,143

Portfolio Metrics
Operating Properties	3,858	3,994
Rentable Square Feet (in thousands)	89,491	94,953
Economic Occupancy Rate	99.1%	98.8%
Weighted Average Remaining Lease Term (years)	8.3	8.9
Investment-Grade Tenants	38.6%	41.9%
___________________________________

(1)	Included in our audited financial statements presented in our Annual Report on Form 10-K.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Quarterly Financial Summary (unaudited, dollars in thousands, except share and per share amounts)

The following table summarizes the Company's quarterly financial results and portfolio metrics. Data presented represents continuing operations.

	Three Months Ended
Financial Results	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Rental revenue	$305,363	$302,985	$312,043	$316,843	$313,263
Income (loss) from continuing operations	$71,168	$(741,529)	$292,284	$70,971	$27,872
Basic and diluted income (loss) from continuing operations per share attributable to common stockholders and limited partners	$0.05	$(0.76)	$0.27	$0.05	$0.01
Normalized EBITDA	$253,915	$258,625	$260,345	$263,936	$257,486
FFO attributable to common stockholders and limited partners from continuing operations	$149,433	$(657,147)	$179,038	$190,304	$154,606
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.139	$(0.655)	$0.179	$0.192	$0.156
AFFO attributable to common stockholders and limited partners	$173,853	$177,580	$177,099	$178,403	$172,511
AFFO attributable to common stockholders and limited partners per diluted share	$0.161	$0.177	$0.177	$0.180	$0.174
Dividends declared per common share	$0.1375	$0.1375	$0.1375	$0.1375	$0.1375
Weighted-average shares outstanding - diluted	1,077,647,052	1,002,899,652	999,777,735	993,298,314	992,337,959

Portfolio Metrics
Operating Properties	3,858	3,926	3,950	3,980	3,994
Rentable Square Feet (in thousands)	89,491	90,704	90,631	94,742	94,953
Economic Occupancy Rate	99.1%	99.0%	99.0%	98.9%	98.8%
Weighted Average Remaining Lease Term (years)	8.3	8.4	8.6	8.7	8.9
Investment-Grade Tenants (1)	38.6%	39.5%	39.6%	41.3%	41.9%
___________________________________

(1)	The weighted-average credit rating of our investment-grade tenants was BBB+ as of December 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Financial and Operations Statistics and Ratios (unaudited, dollars in thousands)

	Three Months Ended
	December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018
Interest Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$66,292		$66,223		$67,815		$69,036		$68,314
Normalized EBITDA (2)	253,915		258,625		260,345		263,936		257,486
Interest Coverage Ratio	3.83x		3.91x		3.84x		3.82x		3.77x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$66,292		$66,223		$67,815		$69,036		$68,314
Secured debt principal amortization	2,360		2,326		2,256		2,430		2,424
Dividends attributable to preferred shares	15,964		16,578		17,973		17,973		17,973
Total fixed charges	84,616		85,127		88,044		89,439		88,711
Normalized EBITDA (2)	253,915		258,625		260,345		263,936		257,486
Fixed Charge Coverage Ratio	3.00	x	3.04x		2.96x		2.95x		2.90x

	December 31, 2019		September 30, 2019		June 30, 2019		March 31, 2019		December 31, 2018
Net Debt Ratios
Net Debt (3)	$5,790,308		$5,658,503		$5,514,805		$6,049,418		$6,091,874
Normalized EBITDA annualized	1,015,660		1,034,500		1,041,380		1,055,744		1,029,944
Net Debt to Normalized EBITDA annualized ratio	5.70	x	5.47	x	5.30	x	5.73	x	5.91	x

Net Debt (3)	$5,790,308		$5,658,503		$5,514,805		$6,049,418		$6,091,874
Gross Real Estate Investments (3)	14,775,948		14,911,108		14,950,309		15,411,364		15,411,026
Net Debt Leverage Ratio	39.2%		37.9%		36.9%		39.3%		39.5%

Unencumbered Assets/Real Estate Assets
Unencumbered Gross Real Estate Investments	$11,681,648		$11,374,138		$11,361,522		$11,577,487		$11,574,315
Gross Real Estate Investments (3)	14,775,948		14,911,108		14,950,309		15,411,364		15,411,026
Unencumbered Asset Ratio	79.1%		76.3%		76.0%		75.1%		75.1%
___________________________________

(1)
Refer to the Statements of Operations section for interest expense calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure.

(2)
Refer to the Statements of Operations section for net income calculated in accordance with GAAP and to the EBITDA, EBITDAre and Normalized EBITDA section for the required reconciliation to the most directly comparable GAAP financial measure.

(3)
Refer to the Balance Sheets section for total debt and real estate investments, at cost calculated in accordance with GAAP and to the Definitions section for the required reconciliation to the most directly comparable GAAP financial measure. As discussed in the About the Data section, Net Debt as of September 30, 2019 includes the amounts payable in cash pursuant to the Class Action Settlement paid on October 15, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Key Balance Sheet Metrics and Capital Structure (unaudited, dollars and shares in thousands, except per share amounts)

Common equity	60.4%

Corporate bonds	17.2%

Mortgage notes payable	9.2%

Credit facility term loan	5.4%

Preferred equity	4.7%

Convertible notes	1.9%

Revolving credit facility	0.9%

Unconsolidated joint ventures' pro rata share	0.3%

Fixed vs. Variable Rate Debt

Fixed	81.7%
Swapped to Fixed	15.5%
Variable	2.8%

VEREIT Capitalization Table
	Wtd. Avg. Maturity (Years)	Rate (1)	December 31, 2019
Diluted shares outstanding			1,082,728
Stock price			$9.24
Implied Equity Market Capitalization			$10,004,407

Series F Perpetual Preferred (2)		6.70%	$773,025

Mortgage notes payable	2.8	5.05%	1,529,057
Unconsolidated joint ventures' pro rata share	4.4	3.57%	53,850
Total secured debt	2.8	5.00%	$1,582,907

Revolving credit facility	2.4	3.78%	150,000
Credit facility term loan	3.4	3.59%	900,000
Total unsecured credit facility	3.3	3.62%	$1,050,000

2020 convertible notes	1.0	3.75%	321,802
2024 corporate bonds	4.1	4.60%	500,000
2025 corporate bonds	5.8	4.63%	550,000
2026 corporate bonds	6.4	4.88%	600,000
2027 corporate bonds	7.6	3.95%	600,000
2029 corporate bonds	10.0	3.10%	600,000
Total unsecured debt	5.5	4.03%	$4,221,802

Total Adjusted Principal Outstanding	4.8	4.29%	$5,804,709

Total Capitalization			$16,582,141
Less: Cash and cash equivalents			12,921
Less: Pro rata share of unconsolidated joint ventures' cash and cash equivalents			1,480
Enterprise Value			$16,567,740

Net Debt/Enterprise Value			34.9%
Net Debt/Normalized EBITDA Annualized			5.70	x
Net Debt + Preferred (2)/Normalized EBITDA Annualized			6.46	x
Fixed Charge Coverage Ratio			3.00	x
Liquidity (3)			$1,359,021
___________________________________
(1)Weighted average interest rate for variable rate debt represents the interest rate in effect as of December 31, 2019.
(2)Balance represents 30.9 million shares of Series F Preferred Stock (and 30.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at December 31, 2019, multiplied by the liquidation preference of $25 per share.
(3)Liquidity represents cash and cash equivalents of $12.9 million and $1.3 billion available capacity on our $1.5 billion revolving credit facility. Available capacity on our revolving credit facility is reduced by letters of credit outstanding of $3.9 million at December 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Balance Sheets (unaudited, in thousands)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Assets
Real estate investments, at cost:
Land	$2,738,679	$2,728,560	$2,763,348	$2,824,666	$2,843,212
Buildings, fixtures and improvements	10,200,550	10,287,047	10,352,928	10,741,995	10,749,228
Intangible lease assets	1,904,641	1,909,932	1,927,699	2,003,825	2,012,399
Total real estate investments, at cost	14,843,870	14,925,539	15,043,975	15,570,486	15,604,839
Less: accumulated depreciation and amortization	3,594,247	3,559,403	3,488,838	3,544,252	3,436,772
Total real estate investments, net	11,249,623	11,366,136	11,555,137	12,026,234	12,168,067
Operating lease right-of-use assets	215,227	218,393	221,798	224,859	—
Investment in unconsolidated entities	68,825	69,025	68,633	35,790	35,289
Cash and cash equivalents	12,921	1,029,315	211,510	12,788	30,758
Restricted cash	20,959	20,742	20,692	18,517	22,905
Rent and tenant receivables and other assets, net	348,395	347,455	343,788	361,641	366,092
Goodwill	1,337,773	1,337,773	1,337,773	1,337,773	1,337,773
Real estate assets held for sale, net	26,957	66,684	22,553	36,022	2,609
Total assets	$13,280,680	$14,455,523	$13,781,884	$14,053,624	$13,963,493

Liabilities and Equity
Mortgage notes payable, net	$1,528,134	$1,717,817	$1,745,331	$1,918,826	$1,922,657
Corporate bonds, net	2,813,739	2,622,320	2,621,130	2,619,956	3,368,609
Convertible debt, net	318,183	397,726	396,766	395,823	394,883
Credit facility, net	1,045,669	895,351	895,033	1,089,725	401,773
Below-market lease liabilities, net	143,583	147,997	152,654	166,708	173,479
Accounts payable and accrued expenses	126,320	1,125,703	127,799	141,126	145,611
Deferred rent and other liabilities	90,349	101,828	77,713	70,220	69,714
Distributions payable	150,364	201,451	187,359	190,246	186,623
Operating lease liabilities	221,061	223,288	225,972	228,120	—
Total liabilities	6,437,402	7,433,481	6,429,757	6,820,750	6,663,349

Series F preferred stock	309	389	429	429	428
Common stock	10,768	10,677	9,734	9,716	9,675
Additional paid-in capital	13,251,962	13,360,675	12,655,018	12,645,148	12,615,472
Accumulated other comprehensive loss	(27,670)	(47,886)	(28,026)	(12,202)	(1,280)
Accumulated deficit	(6,399,626)	(6,306,590)	(5,416,759)	(5,550,574)	(5,467,236)
Total stockholders' equity	6,835,743	7,017,265	7,220,396	7,092,517	7,157,059
Non-controlling interests	7,535	4,777	131,731	140,357	143,085
Total equity	6,843,278	7,022,042	7,352,127	7,232,874	7,300,144
Total liabilities and equity	$13,280,680	$14,455,523	$13,781,884	$14,053,624	$13,963,493

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Statements of Operations (unaudited, in thousands, except per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Rental revenue	$305,363	$302,985	$312,043	$316,843	$313,263
Operating expenses:
Acquisition-related	1,168	1,199	985	985	1,136
Litigation and non-routine costs, net	8,659	832,024	(3,769)	(21,492)	23,541
Property operating	34,066	30,822	32,503	32,378	32,567
General and administrative	16,966	14,483	16,416	14,846	17,220
Depreciation and amortization	112,307	115,111	118,022	136,555	153,050
Impairments	22,851	3,944	8,308	11,988	18,565
Restructuring	356	783	290	9,076	—
Total operating expenses	196,373	998,366	172,755	184,336	246,079
Other income (expense):
Interest expense	(69,628)	(67,889)	(69,803)	(71,254)	(70,832)
(Loss) gain on extinguishment and forgiveness of debt, net	(17,413)	975	(1,472)	—	21
Other income (loss), net	7,461	2,737	3,175	(402)	7,008
Equity in income of unconsolidated entities	936	677	505	500	225
Gain on disposition of real estate and held for sale assets, net	41,541	18,520	221,755	10,831	25,880
Total other (expenses) income, net	(37,103)	(44,980)	154,160	(60,325)	(37,698)
Income (loss) before taxes	71,887	(740,361)	293,448	72,182	29,486
Provision for income taxes from continuing operations	(719)	(1,168)	(1,164)	(1,211)	(1,614)
Income (loss) from continuing operations	71,168	(741,529)	292,284	70,971	27,872
Loss from discontinued operations, net of tax	—	—	—	—	(30)
Net income (loss)	71,168	(741,529)	292,284	70,971	27,842
Net (income) loss attributable to non-controlling interests	(43)	15,089	(6,626)	(1,667)	(624)
Net income (loss) attributable to the General Partner	$71,125	$(726,440)	$285,658	$69,304	$27,218

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders and limited partners	$0.05	$(0.76)	$0.27	$0.05	$0.01
Basic and diluted net loss per share from discontinued operations attributable to common stockholders and limited partners	—	—	—	—	(0.00)
Basic and diluted net income (loss) per share attributable to common stockholders and limited partners	$0.05	$(0.76)	$0.27	$0.05	$0.01

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
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Q4 2019 SUPPLEMENTAL INFORMATION

Funds From Operations (FFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net income (loss)	$71,168	$(741,529)	$292,284	$70,971	$27,842
Dividends on non-convertible preferred stock	(15,964)	(16,578)	(17,973)	(17,973)	(17,973)
Gain on disposition of real estate assets, net	(41,541)	(18,520)	(221,762)	(10,831)	(25,951)
Depreciation and amortization of real estate assets	111,892	114,695	117,616	135,861	151,837
Impairment of real estate	22,851	3,944	8,308	11,988	18,565
Proportionate share of adjustments for unconsolidated entities	1,027	841	565	288	256
FFO attributable to common stockholders and limited partners	$149,433	$(657,147)	$179,038	$190,304	$154,576
FFO attributable to common stockholders and limited partners from continuing operations	149,433	(657,147)	179,038	190,304	154,606
FFO attributable to common stockholders and limited partners from discontinued operations	—	—	—	—	(30)

Weighted-average shares outstanding - basic	1,070,625,899	978,982,729	973,723,139	968,460,296	967,817,245
Effect of weighted-average Limited Partner OP Units and dilutive securities (1)	7,021,153	23,916,923	26,054,596	24,838,018	24,520,714
Weighted-average shares outstanding - diluted (2)	1,077,647,052	1,002,899,652	999,777,735	993,298,314	992,337,959

FFO attributable to common stockholders and limited partners per diluted share (3)	$0.139	$(0.655)	$0.179	$0.192	$0.156
FFO attributable to common stockholders and limited partners from continuing operations per diluted share (3)	0.139	(0.655)	0.179	0.192	0.156
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share (3)	—	—	—	—	(0.000)
___________________________________

(1)
In connection with the Class Action Settlement, the Former Manager and Former CFO surrendered 19.9 million limited partner OP Units that were canceled during the three months ended December 31, 2019. Dilutive securities include unvested restricted shares of Common Stock, unvested restricted stock units and stock options.

(2)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(3)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 13

Q4 2019 SUPPLEMENTAL INFORMATION

Adjusted Funds From Operations (AFFO) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
FFO attributable to common stockholders and limited partners	$149,433	$(657,147)	$179,038	$190,304	$154,576

Acquisition-related expenses	1,168	1,199	985	985	1,136
Litigation and non-routine costs, net	8,659	832,024	(3,769)	(21,492)	23,541
Loss on disposition of discontinued operations	—	—	—	—	30
Payments received on fully reserved loans	(133)	—	—	—	(4,792)
Loss (gain) on investments	—	28	(5)	470	(1,790)
Loss on derivative instruments, net	—	—	24	34	92
Amortization of premiums and discounts on debt and investments, net	(1,479)	(1,177)	(1,392)	(1,264)	(1,154)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	504	692	611	731	945
Net direct financing lease adjustments	387	411	410	409	498
Amortization and write-off of deferred financing costs	5,305	3,319	3,346	3,494	3,715
Loss (gain) on extinguishment and forgiveness of debt, net	17,413	(975)	1,472	—	(21)
Straight-line rent, net of bad debt expense related to straight-line rent (1)	(7,107)	(5,470)	(8,043)	(7,412)	(8,341)
Equity-based compensation	2,934	2,924	3,706	2,687	2,924
Restructuring expenses	356	783	290	9,076	—
Other adjustments, net	(3,097)	1,138	617	569	1,092
Proportionate share of adjustments for unconsolidated entities	(493)	(128)	(196)	(188)	60
Adjustment for Excluded Properties	3	(41)	5	—	—
AFFO attributable to common stockholders and limited partners	$173,853	$177,580	$177,099	$178,403	$172,511

Weighted-average shares outstanding - basic	1,070,625,899	978,982,729	973,723,139	968,460,296	967,817,245
Effect of weighted-average Limited Partner OP Units and dilutive securities (2)	7,021,153	23,916,923	26,054,596	24,838,018	24,520,714
Weighted-average shares outstanding - diluted (3)	1,077,647,052	1,002,899,652	999,777,735	993,298,314	992,337,959

AFFO attributable to common stockholders and limited partners per diluted share (4)	$0.161	$0.177	$0.177	$0.180	$0.174
___________________________________

(1)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

(2)
In connection with the Class Action Settlement, the Former Manager and Former CFO surrendered 19.9 million limited partner OP Units that were canceled during the three months ended December 31, 2019. Dilutive securities include unvested restricted shares of Common Stock, unvested restricted stock units and stock options.

(3)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(4)	Refer to the Statements of Operations section for basic and diluted net income (loss) per share attributable to common stockholders and limited partners.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 14

Q4 2019 SUPPLEMENTAL INFORMATION

EBITDA, EBITDAre and Normalized EBITDA (unaudited, in thousands)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net income (loss)	$71,168	$(741,529)	$292,284	$70,971	$27,842
Adjustments:
Interest expense	69,628	67,889	69,803	71,254	70,832
Depreciation and amortization	112,307	115,111	118,022	136,555	153,050
Provision for income taxes	719	1,168	1,164	1,211	1,614
Proportionate share of adjustments for unconsolidated entities	1,603	1,337	738	288	254
EBITDA	$255,425	$(556,024)	$482,011	$280,279	$253,592
Gain on disposition of real estate assets, net	(41,541)	(18,520)	(221,762)	(10,831)	(25,951)
Impairment of real estate	22,851	3,944	8,308	11,988	18,565
EBITDAre	$236,735	$(570,600)	$268,557	$281,436	$246,206
Loss on disposition of discontinued operations	—	—	—	—	30
Payments received on fully reserved loans	(133)	—	—	—	(4,792)
Acquisition-related expenses	1,168	1,199	985	985	1,136
Litigation and non-routine costs, net	8,659	832,024	(3,769)	(21,492)	23,541
Loss (gain) on investments	—	28	(5)	470	(1,790)
Loss on derivative instruments, net	—	—	24	34	92
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	504	692	611	731	945
Loss (gain) on extinguishment and forgiveness of debt, net	17,413	(975)	1,472	—	(21)
Net direct financing lease adjustments	387	411	410	409	498
Straight-line rent, net of bad debt expense related to straight-line rent (1)	(7,107)	(5,470)	(8,043)	(7,412)	(8,341)
Restructuring expenses	356	783	290	9,076	—
Other adjustments, net	(3,511)	724	214	(113)	(78)
Proportionate share of adjustments for unconsolidated entities	(559)	(134)	(198)	(188)	60
Adjustment for Excluded Properties	3	(57)	(203)	—	—
Normalized EBITDA	$253,915	$258,625	$260,345	$263,936	$257,486

___________________________________

(1)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 15

Q4 2019 SUPPLEMENTAL INFORMATION

Net Operating Income (unaudited, dollars in thousands)

NOI and Cash NOI

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Rental revenue - as reported (1)	$305,363	$302,985	$312,043	$316,843	$313,263
Property operating expense - as reported	(34,066)	(30,822)	(32,503)	(32,378)	(32,567)
NOI	271,297	272,163	279,540	284,465	280,696
Adjustments:
Straight-line rent, net of bad debt expense related to straight-line rent (2)	(7,107)	(5,470)	(8,043)	(7,412)	(8,341)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	504	692	611	731	945
Net direct financing lease adjustments	387	411	410	409	498
Unconsolidated joint ventures' pro rata share	1,920	1,817	1,176	—	—
Adjustment for Excluded Properties	3	(54)	(203)	—	—
Cash NOI	$267,004	$269,559	$273,491	$278,193	$273,798
___________________________________

(1)
Rental revenue includes percentage rent of $1.4 million, $0.9 million, $1.2 million, $1.3 million and $1.4 million for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, and December 31, 2018, respectively.

(2)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

Normalized Cash NOI

Three Months Ended
December 31, 2019
Cash NOI	$267,004
Adjustments for intra-quarter acquisitions and dispositions (1)	(404)
Normalized Cash NOI	$266,600
___________________________________

(1)
The adjustment eliminates Cash NOI for properties acquired and build-to-suit projects completed during the three months ended December 31, 2019 and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. The adjustment also eliminates Cash NOI for properties disposed of during the three months ended December 31, 2019.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 16

Q4 2019 SUPPLEMENTAL INFORMATION

Same Store Contract Rental Revenue (unaudited, dollars in thousands)

The Company reviews the stabilized operating results from properties that we refer to as "same store." In determining the same store property pool, we include Operating Properties that were owned for the entirety of both the current and prior reporting periods, except for properties that during the current or prior period were under development or redevelopment.
The following tables show the Company's same store portfolio statistics, which for the year ended December 31, 2019 included 3,738(1) Operating Properties with 82.3 million aggregate square feet, acquired prior to January 1, 2018 and owned through December 31, 2019, and for the three months ended December 31, 2019 included 3,779(2) Operating Properties, with 84.2 million aggregate square feet, acquired prior to October 1, 2018 and owned through December 31, 2019.

Year Ended December 31, 2019:

	Year Ended December 31,		Increase/(Decrease)
	2019	2018	$ Change	% Change
Contract Rental Revenue	$1,010,496	$998,798	$11,698	1.2%
Economic Occupancy Rate	99.1%	99.1%	N/A	N/A

		Contract Rental Revenue
	Number of	Year Ended December 31,		Increase/(Decrease)
	Properties	2019	2018	$ Change	% Change
Retail	1,955	$425,023	$424,280	$743	0.2%
Restaurant	1,562	220,735	218,925	1,810	0.8%
Industrial	135	158,270	157,196	1,074	0.7%
Office	78	206,305	198,220	8,085	4.1%
Other (3)	8	163	177	(14)	(7.9)%
Total	3,738	$1,010,496	$998,798	$11,698	1.2%

Three Months Ended December 31, 2019:

	Three Months Ended December 31,		Increase/(Decrease)
	2019	2018	$ Change	% Change
Contract Rental Revenue	$259,253	$256,548	$2,705	1.1%
Economic Occupancy Rate	99.1%	99.1%	N/A	N/A

		Contract Rental Revenue
	Number of	Three Months Ended December 31,		Increase/(Decrease)
	Properties	2019	2018	$ Change	% Change
Retail	1,989	$110,710	$109,934	$776	0.7%
Restaurant	1,562	55,511	54,943	568	1.0%
Industrial	141	40,769	40,510	259	0.6%
Office	79	52,229	51,129	1,100	2.2%
Other (3)	8	34	32	2	6.3%
Total	3,779	$259,253	$256,548	$2,705	1.1%
___________________________________

(1)	Development and expansion properties are included in the same store population if the placed in service date was prior to January 1, 2018.

(2)	Development and expansion properties are included in the same store population if the placed in service date was prior to October 1, 2018.

(3)	Other properties include billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 17

Q4 2019 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (unaudited, dollars in thousands)

Principal Payments Due	Total	2020	2021	2022	2023	2024	2025	2026	Thereafter
Mortgage notes payable	$1,529,057	$188,385	$299,015	$289,451	$124,217	$621,021	$1,078	$1,138	$4,752
Unsecured credit facility	1,050,000	—	—	150,000	900,000	—	—	—	—
Corporate bonds	2,850,000	—	—	—	—	500,000	550,000	600,000	1,200,000
Convertible notes	321,802	321,802	—	—	—	—	—	—	—
Unconsolidated joint ventures' pro rata share	53,850	—	—	—	—	53,850	—	—	—
Total Adjusted Principal Outstanding	$5,804,709	$510,187	$299,015	$439,451	$1,024,217	$1,174,871	$551,078	$601,138	$1,204,752

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Mortgage notes payable	26.4%	5.05%	2.8
Unsecured credit facility	18.1%	3.62%	3.3
Corporate bonds	49.1%	4.21%	6.9
Convertible notes	5.5%	3.75%	1.0
Unconsolidated joint ventures' pro rata share	0.9%	3.57%	4.4
Total	100.0%	4.29%	4.8

Debt Type	Percentage of Adjusted Principal Outstanding	Weighted-Average Interest Rate	Weighted-Average Years to Maturity
Total unsecured debt	72.7%	4.03%	5.5
Total secured debt	27.3%	5.00%	2.8
Total	100.0%	4.29%	4.8

Total fixed-rate debt (1)	97.2%	4.31%	4.9
Total variable-rate debt	2.8%	3.88%	2.2
Total	100.0%	4.29%	4.8

Preferred Equity	Balance (2)	Percent of Total Preferred Equity	Dividend Rate
Series F preferred stock	$773,025	100.0%	6.7%
___________________________________

(1)
Includes $900.0 million of variable rate debt effectively fixed through the use of interest rate swap agreements. Debt payment obligations in future periods are based on the effective interest rates fixed under the agreements.

(2)
Balance represents 30.9 million shares of Series F Preferred Stock (and 30.9 million corresponding general partner Series F Preferred Units) and 49,766 limited partner Series F Preferred Units outstanding at December 31, 2019, multiplied by the liquidation preference of $25 per share.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 18

Q4 2019 SUPPLEMENTAL INFORMATION

Adjusted Principal Outstanding and Preferred Equity Summary (cont.) (unaudited, dollars in millions)

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 19

Q4 2019 SUPPLEMENTAL INFORMATION

Credit Facility and Corporate Bond Covenants (unaudited)

The following is a summary of key financial covenants for the Company's unsecured credit facility and corporate bonds, as defined and calculated per the terms of the facility's credit agreement and the bonds' governing documents, respectively. These calculations, which are not based on GAAP measurements, are presented to investors to show that the Company is in compliance with the financial covenants and are not measures of our liquidity or performance. As of December 31, 2019, the Company believes it is in compliance with these covenants based on the covenant limits and calculations in place at that time.

Unsecured Credit Facility Key Covenants	Required	December 31, 2019
Ratio of total indebtedness to total asset value	≤ 60%	37.8%
Ratio of adjusted EBITDA to fixed charges	≥ 1.5x	2.96x
Ratio of secured indebtedness to total asset value	≤ 45%	10.2%
Ratio of unsecured indebtedness to unencumbered asset value	≤ 60%	35.6%
Ratio of unencumbered adjusted NOI to unsecured interest expense	≥ 1.75x	4.61x

Corporate Bond Key Covenants	Required	December 31, 2019
Limitation on incurrence of total debt	≤ 65%	38.0%
Limitation on incurrence of secured debt	≤ 40%	10.2%
Debt service coverage	≥ 1.5x	3.97x
Maintenance of total unencumbered assets	≥ 150%	282.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 20

Q4 2019 SUPPLEMENTAL INFORMATION

Acquisitions and Dispositions (unaudited, square feet and dollars in thousands)

Acquisitions
The following table summarizes the Company's property acquisition activity during the three months ended December 31, 2019.

Property Type	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (1)	Weighted Average Cash Cap Rate	Purchase Price (2)
Retail	26	431	17.8	7.3%	$141,945
Total acquisitions (3)	26	431	17.8	7.3%	$141,945

Dispositions
The following table summarizes the Company's disposition activity and the related gains/losses during the three months ended December 31, 2019.

Real Estate	Number of Properties	Square Feet	Weighted Average Lease Term (Years) (4)	Weighted Average Cash Cap Rate (5)	Sale Price	Gain (Loss)
Retail	72	1,443	6.9	6.4%	$186,256	$34,732
Red Lobster - GGC Participation (6)	3	21	19.6	7.8%	13,088	2,166
Industrial	1	193	2.3	N/A	6,100	1,473
Other restaurants	5	26	10.0	7.4%	9,365	1,887
Office	1	3	2.8	8.3%	475	192
Vacant and other (7)	12	146	N/A	5.9%	10,223	1,545
Total real estate dispositions	94	1,832	7.6	6.5%	$225,507	$41,995
Held for sale assets						(454)
Total gain on disposition of real estate, net						$41,541
___________________________________

(1)	Represents the remaining lease term from the date of acquisition.

(2)	Excludes acquisition-related expenses capitalized.

(3)
During the three months ended December 31, 2019, the Company placed in service one build-to-suit project with a total investment of $27.3 million, including $3.0 million related to land acquired in 2018, at a cash cap rate of 7.85%.

(4)	Represents the remaining lease term from the date of sale.

(5)
Excludes certain properties' cash cap rates considered not meaningful due to factors such as physical and economic vacancy or short remaining lease terms. Of the $225.5 million of dispositions, $210.4 million was used in the total weighted average cash cap rate calculation of 6.5%.

(6)
The Red Lobster properties were sold under an agreement with the tenant, under which the tenant received a portion of the sales proceeds. The sales price and cash cap rate presented are based on our proceeds after making the participation payment to the tenant. The cash cap rate on the gross sales price of $15.3 million was 6.7%.

(7)	Represents eight vacant retail properties and four vacant restaurants.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 21

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification Statistics: Real Estate Portfolio (unaudited, percentages based on portfolio Annualized Rental Income)

___________________________________________________
___________________________________________________

___________________________________________________
___________________________________________________

Statistics (square feet in thousands)

Operating Properties	3,858
Rentable Square Feet	89,491
Economic Occupancy Rate	99.1%
Weighted Average Remaining Lease Term	8.3
Investment-Grade Tenants	38.6%
Flat leases	19.3%
NNN leases	62.7%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 22

Q4 2019 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Tenant Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,537	1.7%	$52,107	4.7%	B-
Dollar Tree/Family Dollar	132	3,470	3.9%	39,464	3.5%	BBB-
Dollar General	410	3,794	4.2%	34,980	3.1%	BBB
Walgreens	99	1,404	1.6%	34,930	3.1%	BBB
CVS	92	1,314	1.5%	29,490	2.7%	BBB
FedEx	42	3,028	3.4%	28,446	2.6%	BBB
LA Fitness	25	1,087	1.2%	21,118	1.9%	B+
BJ's Wholesale Club	3	2,223	2.5%	20,565	1.8%	B+
Albertson's	26	1,536	1.7%	18,628	1.7%	B+
PetSmart	13	886	1.0%	18,251	1.6%	B-
Total	867	20,279	22.7%	$297,979	26.7%

Tenant Industry Concentration	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Restaurants - Casual Dining	308	3,851	4.3%	$133,412	12.0%
Manufacturing	53	16,360	18.3%	103,930	9.3%
Restaurants - Quick Service	806	3,212	3.6%	98,232	8.8%
Retail - Discount	571	9,182	10.3%	91,550	8.2%
Retail - Pharmacy	209	3,151	3.5%	72,138	6.5%
Retail - Home & Garden	112	8,360	9.3%	61,749	5.6%
Retail - Grocery & Supermarket	68	4,295	4.8%	49,654	4.5%
Retail - Motor Vehicle	181	6,034	6.7%	43,854	3.9%
Finance	163	2,005	2.2%	42,942	3.9%
Professional Services	48	3,223	3.6%	41,056	3.7%
Total	2,519	59,673	66.6%	$738,517	66.4%

Geographic Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Texas	543	10,450	11.7%	$142,412	12.8%
Illinois	155	4,803	5.4%	67,692	6.1%
Ohio	280	8,422	9.4%	65,287	5.9%
Florida	251	4,284	4.8%	64,432	5.8%
Georgia	168	3,422	3.8%	40,746	3.7%
California	63	3,390	3.8%	40,677	3.7%
Pennsylvania	107	3,782	4.2%	40,256	3.6%
Indiana	131	4,058	4.5%	37,852	3.4%
North Carolina	149	3,265	3.6%	35,585	3.2%
New Jersey	30	1,609	1.8%	34,647	3.1%
Total	1,877	47,485	53.0%	$569,586	51.3%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 23

Q4 2019 SUPPLEMENTAL INFORMATION

Top 10 Concentrations: Real Estate Portfolio (unaudited, square feet and dollars in thousands)

Metropolitan Statistical Area (MSA) Concentration	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Chicago, IL	99	4,116	4.6%	$58,030	5.2%
Dallas, TX	110	3,452	3.9%	48,659	4.4%
Atlanta, GA	75	2,449	2.7%	26,224	2.4%
Phoenix, AZ	48	1,327	1.5%	24,673	2.2%
New York, NY	24	1,100	1.2%	24,300	2.2%
Boston, MA	22	1,795	2.0%	24,289	2.2%
Houston, TX	86	2,337	2.6%	24,268	2.2%
Philadelphia, PA	38	1,144	1.3%	20,377	1.8%
Cincinnati, OH	40	2,264	2.5%	17,755	1.6%
Indianapolis, IN	41	1,721	1.9%	17,536	1.6%
Total	583	21,705	24.2%	$286,111	25.8%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 24

Q4 2019 SUPPLEMENTAL INFORMATION

Tenants Comprising Over 1% of Annualized Rental Income (unaudited, square feet and dollars in thousands)

Tenant	Number of Leases	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio	Investment Rating
Red Lobster	25	1,537	1.7%	$52,107	4.7%	B-
Dollar Tree/Family Dollar	132	3,470	3.9%	39,464	3.5%	BBB-
Dollar General	410	3,794	4.2%	34,980	3.1%	BBB
Walgreens	99	1,404	1.6%	34,930	3.1%	BBB
CVS	92	1,314	1.5%	29,490	2.7%	BBB
FedEx	42	3,028	3.4%	28,446	2.6%	BBB
LA Fitness	25	1,087	1.2%	21,118	1.9%	B+
BJ's Wholesale Club	3	2,223	2.5%	20,565	1.8%	B+
Albertson's	26	1,536	1.7%	18,628	1.7%	B+
PetSmart	13	886	1.0%	18,251	1.6%	B-
Goodyear	7	4,728	5.3%	17,417	1.6%	BB-
Tractor Supply	61	1,274	1.4%	16,573	1.5%	NR
General Service Administration	14	705	0.8%	15,592	1.4%	AA+
At Home	5	1,406	1.6%	12,112	1.1%	B
Advance Auto Parts	104	716	0.8%	11,871	1.1%	BBB-
Lowe's	14	1,751	2.0%	11,442	1.0%	BBB+
Total	1,072	30,859	34.6%	$382,986	34.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 25

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification: Tenant Industry (unaudited, square feet and dollars in thousands)

Industry	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Administration & Support Services	3	425	0.5%	$3,960	0.4%
Agricultural	2	138	0.2%	1,245	0.1%
Education	5	219	0.2%	2,155	0.2%
Entertainment & Recreation	37	1,624	1.8%	36,993	3.3%
Finance	163	2,005	2.2%	42,942	3.9%
Government & Public Services	20	923	1.1%	18,504	1.7%
Healthcare	11	938	1.0%	14,382	1.3%
Information & Communication	6	505	0.6%	7,133	0.6%
Insurance	12	1,430	1.6%	29,021	2.6%
Logistics	46	3,701	4.1%	33,551	3.0%
Manufacturing	53	16,360	18.3%	103,930	9.3%
Mining & Natural Resources	4	412	0.5%	6,605	0.6%
Other Services	10	474	0.5%	3,191	0.3%
Professional Services	48	3,223	3.6%	41,056	3.7%
Rental	11	734	0.8%	7,143	0.6%
Restaurants - Casual Dining	308	3,851	4.3%	133,412	12.0%
Restaurants - Quick Service	806	3,212	3.6%	98,232	8.8%
Retail - Apparel & Jewelry	13	1,430	1.6%	16,049	1.4%
Retail - Department Stores	12	1,021	1.1%	8,224	0.7%
Retail - Discount	571	9,182	10.3%	91,550	8.2%
Retail - Electronics & Appliances	17	1,645	1.8%	11,250	1.0%
Retail - Gas & Convenience	125	694	0.8%	33,227	3.0%
Retail - Grocery & Supermarket	68	4,295	4.8%	49,654	4.5%
Retail - Hobby, Books & Music	16	2,104	2.4%	13,297	1.2%
Retail - Home & Garden	112	8,360	9.3%	61,749	5.6%
Retail - Home Furnishings	45	2,692	3.0%	31,943	2.9%
Retail - Internet	1	1,423	1.6%	6,797	0.6%
Retail - Medical Services	63	539	0.6%	12,000	1.1%
Retail - Motor Vehicle	181	6,034	6.7%	43,854	3.9%
Retail - Office Supply	3	69	0.1%	963	0.1%
Retail - Pet Supply	17	944	1.1%	19,307	1.7%
Retail - Pharmacy	209	3,151	3.5%	72,138	6.5%
Retail - Specialty (Other)	19	532	0.6%	5,843	0.5%
Retail - Sporting Goods	21	1,719	1.9%	22,776	2.1%
Retail - Warehouse Clubs	5	2,466	2.8%	22,754	2.1%
Other	19	237	0.2%	5,389	0.5%
Total	3,062	88,711	99.1%	$1,112,219	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 26

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
United States
Alabama	145	1,687	1.9%	$25,295	2.3%
Alaska	3	25	—%	792	0.1%
Arizona	77	1,941	2.2%	34,273	3.1%
Arkansas	91	1,168	1.3%	13,611	1.2%
California	63	3,390	3.8%	40,677	3.7%
Colorado	45	1,680	1.9%	25,633	2.3%
Connecticut	15	81	0.1%	2,189	0.2%
Delaware	8	80	0.1%	1,511	0.1%
Florida	251	4,284	4.8%	64,432	5.8%
Georgia	168	3,423	3.8%	40,746	3.7%
Idaho	16	130	0.1%	3,130	0.3%
Illinois	155	4,803	5.4%	67,692	6.1%
Indiana	131	4,058	4.5%	37,852	3.4%
Iowa	46	1,059	1.2%	12,420	1.1%
Kansas	41	2,207	2.5%	10,536	0.9%
Kentucky	74	1,966	2.2%	21,628	1.9%
Louisiana	90	2,798	3.1%	27,787	2.5%
Maine	26	703	0.8%	9,123	0.8%
Maryland	27	596	0.7%	14,198	1.3%
Massachusetts	29	2,541	2.8%	29,220	2.6%
Michigan	167	1,974	2.2%	34,386	3.1%
Minnesota	52	793	0.9%	12,767	1.2%
Mississippi	71	1,905	2.1%	14,219	1.3%
Missouri	149	1,686	1.9%	22,702	2.0%
Montana	9	115	0.1%	1,948	0.2%
Nebraska	19	335	0.4%	5,868	0.5%
Nevada	28	717	0.8%	8,491	0.8%
New Hampshire	16	240	0.3%	4,077	0.4%
New Jersey	30	1,609	1.8%	34,647	3.1%
New Mexico	42	765	0.8%	10,191	0.9%
New York	72	1,502	1.7%	26,274	2.4%
North Carolina	149	3,265	3.6%	35,585	3.2%
North Dakota	12	211	0.2%	4,348	0.4%
Ohio	280	8,422	9.4%	65,287	5.9%
Oklahoma	76	2,075	2.3%	25,387	2.3%
Oregon	13	88	0.1%	2,009	0.2%
Pennsylvania	107	3,782	4.2%	40,256	3.6%
Rhode Island	4	141	0.1%	2,259	0.2%
South Carolina	103	2,231	2.5%	22,223	2.0%
South Dakota	12	180	0.2%	2,169	0.2%
Tennessee	106	2,897	3.2%	28,177	2.5%
Texas	543	10,450	11.7%	142,412	12.8%
Utah	11	515	0.6%	5,744	0.5%
Vermont	6	53	0.1%	1,147	0.1%
Virginia	99	2,596	2.9%	33,880	3.0%
Washington	27	762	0.9%	13,629	1.2%
West Virginia	37	238	0.3%	5,457	0.5%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 27

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification: Property Geographic (cont.) (unaudited, square feet and dollars in thousands)

Location	Number of Properties	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Wisconsin	106	1,182	1.3%	20,164	1.8%
Wyoming	8	54	0.1%	1,436	0.1%
Territories
Puerto Rico	3	88	0.1%	2,335	0.2%
Total	3,858	89,491	100.0%	$1,112,219	100.0%

Percentages based on Annualized Rental Income.

Puerto Rico: 3 Properties, 0.2%
PACIFIC NORTHWEST
76 Properties
2.1%
NORTHEAST
198 Properties
9.8%
MIDWEST
890 Properties
20.8%
MID-ATLANTIC
632 Properties
16.4%
PACIFIC SOUTHWEST
266 Properties
11.2%
SOUTHWEST
800 Properties
18.8%
SOUTHEAST
993 Properties
20.7%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 28

Q4 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2020	154	2,982	3.4%	$33,486	3.0%
2021	179	8,510	9.6%	78,469	7.1%
2022	243	8,015	9.0%	74,995	6.7%
2023	288	6,202	6.8%	76,927	6.9%
2024	254	10,013	11.3%	120,825	10.9%
2025	241	4,569	5.0%	60,565	5.4%
2026	223	7,970	8.9%	76,442	6.9%
2027	350	6,983	7.9%	98,175	8.8%
2028	307	5,902	6.6%	70,492	6.3%
2029	140	5,440	6.1%	53,488	4.8%
Thereafter	683	22,125	24.5%	368,355	33.2%
Total	3,062	88,711	99.1%	$1,112,219	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 29

Q4 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2020
Retail	65	767	0.9%	$10,065	0.9%
Restaurant	69	316	0.4%	6,599	0.6%
Industrial	7	1,103	1.2%	4,117	0.4%
Office	10	796	0.9%	12,195	1.1%
Other (1)	3	—	—%	510	—%
Total 2020	154	2,982	3.4%	$33,486	3.0%

2021
Retail	73	1,228	1.4%	$19,950	1.8%
Restaurant	74	366	0.4%	9,168	0.9%
Industrial	12	5,158	5.8%	19,058	1.7%
Office	18	1,758	2.0%	30,233	2.7%
Other (1)	2	—	—%	60	—%
Total 2021	179	8,510	9.6%	$78,469	7.1%

2022
Retail	149	1,614	1.8%	$25,522	2.3%
Restaurant	56	268	0.3%	7,115	0.6%
Industrial	22	4,730	5.3%	16,935	1.5%
Office	15	1,403	1.6%	25,350	2.3%
Other (1)	1	—	—%	73	—%
Total 2022	243	8,015	9.0%	$74,995	6.7%

2023
Retail	180	2,435	2.7%	$32,260	2.9%
Restaurant	74	300	0.3%	7,819	0.7%
Industrial	18	2,458	2.7%	16,387	1.5%
Office	11	1,009	1.1%	19,995	1.8%
Other (1)	5	—	—%	466	—%
Total 2023	288	6,202	6.8%	$76,927	6.9%

___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 30

Q4 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2024
Retail	139	2,579	2.9%	$36,143	3.3%
Restaurant	76	336	0.4%	8,720	0.8%
Industrial	12	3,459	3.9%	14,958	1.3%
Office	25	3,639	4.1%	60,875	5.5%
Other (1)	2	—	—%	129	—%
Total 2024	254	10,013	11.3%	$120,825	10.9%

2025
Retail	162	2,074	2.3%	$30,321	2.7%
Restaurant	63	273	0.3%	7,779	0.7%
Industrial	11	1,645	1.8%	13,217	1.2%
Office	5	577	0.6%	9,248	0.8%
Total 2025	241	4,569	5.0%	$60,565	5.4%

2026
Retail	92	1,933	2.2%	$22,002	2.0%
Restaurant	108	490	0.5%	17,198	1.5%
Industrial	14	4,804	5.4%	21,704	2.0%
Office	8	743	0.8%	15,392	1.4%
Other (1)	1	—	—%	146	—%
Total 2026	223	7,970	8.9%	$76,442	6.9%

2027
Retail	240	3,838	4.3%	$50,536	4.5%
Restaurant	98	860	1.0%	27,861	2.5%
Industrial	9	1,751	2.0%	12,365	1.1%
Office	3	534	0.6%	7,413	0.7%
Total 2027	350	6,983	7.9%	$98,175	8.8%
___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 31

Q4 2019 SUPPLEMENTAL INFORMATION

Lease Expirations (cont.) (unaudited, square feet and dollars in thousands)

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income Expiring	Annualized Rental Income Expiring as a % of Total Portfolio
2028
Retail	183	2,976	3.3%	$39,021	3.5%
Restaurant	98	350	0.4%	11,224	1.0%
Industrial	19	2,166	2.4%	14,524	1.3%
Office	7	410	0.5%	5,723	0.5%
Total 2028	307	5,902	6.6%	$70,492	6.3%

2029
Retail	86	2,377	2.7%	$28,592	2.6%
Restaurant	48	281	0.3%	9,662	0.9%
Industrial	5	2,575	2.9%	11,847	1.0%
Office	1	207	0.2%	3,387	0.3%
Total 2029	140	5,440	6.1%	$53,488	4.8%

Thereafter
Retail	336	11,815	13.1%	$196,656	17.7%
Restaurant	322	3,138	3.5%	116,000	10.5%
Industrial	14	6,446	7.1%	37,977	3.4%
Office	7	726	0.8%	17,507	1.6%
Other (1)	4	—	—%	215	—%
Total Thereafter	683	22,125	24.5%	$368,355	33.2%

Total Remaining Lease Expirations	3,062	88,711	99.1%	$1,112,219	100.0%
___________________________________

(1)	Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 32

Q4 2019 SUPPLEMENTAL INFORMATION

Lease Summary (unaudited)

Rent Escalations
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Fixed dollar or percent increase	1,955	62,123	69.4%	$791,338	71.1%
CPI	171	6,950	7.8%	106,687	9.6%
Flat	936	19,638	21.9%	214,194	19.3%
Total	3,062	88,711	99.1%	$1,112,219	100.0%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 33

Q4 2019 SUPPLEMENTAL INFORMATION

Lease Summary (cont.) (unaudited)

Tenant Expense Obligation
(square feet and dollars in thousands)

	Number of Leases	Leased Square Feet	Leased Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
NNN	2,148	53,917	60.2%	$697,619	62.7%
NN	884	33,450	37.4%	382,032	34.4%
Other (1)	30	1,344	1.5%	32,568	2.9%
Total	3,062	88,711	99.1%	$1,112,219	100.0%
___________________________________

(1)	Includes gross, modified gross and billboard leases.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 34

Q4 2019 SUPPLEMENTAL INFORMATION

Property Type Diversification (unaudited, square feet and dollars in thousands)

Property Type Diversification

Property Type	Number of Properties (1)	Rentable Square Feet	Square Feet as a % of Total Portfolio	Annualized Rental Income	Annualized Rental Income as a % of Total Portfolio
Retail (1)	2,062	33,899	37.9%	$491,068	44.2%
Restaurant	1,562	7,227	8.1%	229,145	20.6%
Industrial	146	36,295	40.5%	183,089	16.5%
Office	79	12,070	13.5%	207,318	18.6%
Other (2)	9	—	—%	1,599	0.1%
Total	3,858	89,491	100.0%	$1,112,219	100.0%
___________________________________
(1) Includes six anchored shopping centers, representing 1.1% of Annualized Rental Income.
(2) Includes redevelopment property, billboards, land and parking lots.

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 35

Q4 2019 SUPPLEMENTAL INFORMATION

Rent Coverage and Occupancy Costs (unaudited)

Rent Coverage
The following table shows weighted-average rent coverage for retail and restaurant properties calculated as property level EBITDAR (earnings before interest, tax, depreciation, amortization and rent), prior to the deduction of any corporate overhead expenses, for the most recently provided trailing twelve-month period, divided by annualized December 2019 rent per the lease terms. (1)

Property Type	Number of Properties (2)	2019 Rent Coverage
Retail and Restaurant	1,485	2.63	x

Occupancy Costs
The following tables show occupancy costs for retail and restaurant properties calculated as rent per the lease terms, divided by property level sales for the year ended December 31, 2018.

Retail	Number of Properties (3)	2018 Occupancy Cost	Target Percentage
Automotive	98	8.7%	8.0 - 10.0%
Discount	302	7.4%	6.0 - 8.0%
Grocery & Supermarket	35	2.9%	2.0 - 4.0%
Home & Garden	4	2.0%	2.0 - 4.0%
Pharmacy	80	4.8%	4.0 - 6.0%
Other	119	3.9%	N/A

Restaurant	Number of Properties (3)	2018 Occupancy Cost	Target Percentage
Casual Dining	455	7.0%	6.75 - 8.0%
Quick Service	586	7.4%	7.5 - 8.5%

__________________________________

(1)	In certain cases, property level EBITDAR reflects a period of less than twelve months, annualized.

(2)
Property level performance data was collected for 92.6% of retail and restaurant properties required to provide unit level financial information, representing 43.0% of retail and restaurant properties owned at December 31, 2019 (excluding vacant and dark properties; percentages based on property count).

(3)
Property level sales data was collected for 79.5% of retail and restaurant properties required to provide unit level sales reports, representing 49.6% of retail and restaurant properties owned for the entirety of 2018 (excluding vacant and dark properties; percentages based on property count).

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 36

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Retail (unaudited, percentages based on Annualized Rental Income of the retail properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	2,062
Rentable Square Feet	33,899
Economic Occupancy Rate	99.2%
Weighted Average Remaining Lease Term	9.1
Investment-Grade Tenants	46.9%
Flat leases	28.5%
NNN leases	65.7%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 37

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Restaurants (unaudited, percentages based on Annualized Rental Income of the restaurant properties)

______________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	1,562
Rentable Square Feet	7,227
Economic Occupancy Rate	96.6%
Weighted Average Remaining Lease Term	10.9
Investment-Grade Tenants	3.3%
Flat leases	8.5%
NNN leases	99.4%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 38

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Industrial (unaudited, percentages based on Annualized Rental Income of the industrial properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	146
Rentable Square Feet	36,295
Economic Occupancy Rate	100.0%
Weighted Average Remaining Lease Term	7.3
Investment-Grade Tenants	45.6%
Flat leases	17.1%
NNN leases	54.7%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 39

Q4 2019 SUPPLEMENTAL INFORMATION

Diversification by Property Type: Office (unaudited, percentages based on Annualized Rental Income of the office properties)

____________________________________________________
______________________________________________________

_________________________________________________
_________________________________________________

Statistics (square feet in thousands)

Operating Properties	79
Rentable Square Feet	12,070
Economic Occupancy Rate	97.8%
Weighted Average Remaining Lease Term	4.6
Investment-Grade Tenants	51.9%
Flat leases	11.2%
NNN leases	22.6%

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 40

Q4 2019 SUPPLEMENTAL INFORMATION

Unconsolidated Joint Venture Investment Summary (unaudited, square feet and dollars in thousands)

Joint Venture	Legal Ownership %	Property Type	Number of Properties	Pro Rata Share of Gross Real Estate Investments	Pro Rata Share of Rentable Square Feet	Pro Rata Share of Annualized Rental Income	Pro Rata Share of Adjusted Principal Outstanding
Industrial Partnership	20%	Industrial	6	$81,736	952	$5,267	$53,850
Faison JV Bethlehem GA	90%	Retail	1	40,137	295	3,393	—
Total				$121,873	1,247	$8,660	$53,850

See the Definitions section for a description of the Company's non-GAAP and operating metrics.
VEREIT, Inc. | WWW.VEREIT.COM | 41

Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (unaudited, in thousands, except share and per share data)

Annualized Rental Income is rental revenue under our leases on Operating Properties on a straight-line basis, which includes the effect of rent escalations and any tenant concessions, such as free rent, and our pro rata share of such revenues from properties owned by unconsolidated joint ventures. Annualized Rental Income excludes any adjustments to rental income due to changes in the collectability assessment, contingent rent, such as percentage rent, and operating expense reimbursements. Management uses Annualized Rental Income as a basis for tenant, industry and geographic concentrations and other metrics within the portfolio. Annualized Rental Income is not indicative of future performance.

Cash Cap Rate equals the estimated future 12-month Cash NOI, excluding any rent concessions or abatements, at acquisition or disposition divided by the purchase or sale price. For properties acquired or disposed of as a portfolio, the amount presented represents the portfolio cash cap rate. For development projects, Cash Cap Rate equals the estimated future 12-month NOI from the date rent commences divided by the total estimated investment. For certain properties, the Cash Cap Rate is equal to future 12-month Contract Rental Revenue, excluding any rent concessions or abatements, divided by the purchase price or sale price, as the majority of the Company's properties are subject to Triple Net Leases.

Contract Rental Revenue includes minimum rent, percentage rent and other contingent consideration, and rental revenue from parking and storage space and the Company's pro rata share of such revenues from properties owned by unconsolidated joint ventures. Contract Rental Revenue excludes GAAP adjustments, such as straight-line rent and amortization of above-market lease assets and below-market lease liabilities. Contract Rental Revenue includes such revenues from properties subject to a direct financing lease, and omits the Contract Rental Revenue related to Excluded Properties. The Company believes that Contract Rental Revenue is a useful non-GAAP supplemental measure to investors and analysts for assessing performance. However, Contract Rental Revenue should not be considered as an alternative to revenue, as computed in accordance with GAAP, or as an indicator of the Company's financial performance. Contract Rental Revenue may not be comparable to similarly titled measures of other companies.

The following table shows the calculation of Contract Rental Revenue for the twelve and three months ended December 31, 2019 and 2018 (dollar amounts in thousands):

	Year Ended December 31,		Three Months Ended December 31,
	2019	2018	2019	2018
Rental revenue - as reported	$1,237,234	$1,257,867	$305,363	$313,263
Adjustments:
Costs reimbursed related to CAM, property operating expenses and ground leases	(108,365)	(99,732)	(27,954)	(25,433)
Straight-line rent	(28,032)	(39,772)	(7,107)	(8,605)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	2,538	4,178	504	945
Net direct financing lease adjustments	1,617	2,023	387	498
Other non-contract rental revenue	(249)	(1,813)	9	(349)
Unconsolidated joint ventures' pro rata share	5,170	—	2,031	—
Contract Rental Revenue - Excluded Properties	(289)	—	—	—
Contract Rental Revenue	$1,109,624	$1,122,751	$273,233	$280,319

CPI is a lease in which base rent is adjusted based on changes in a consumer price index.
Direct Financing Lease is a lease that requires specific treatment due to the significance of the lease payments from the inception of the lease compared to the fair value of the property, term of the lease, a transfer of ownership, or a bargain purchase option. These leases are recorded as a net asset on the balance sheet. The amount booked is calculated as the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term.

Double Net Lease ("NN") is a lease under which the tenant agrees to pay all operating expenses associated with the property (e.g., real estate taxes, insurance, maintenance), but excludes some or all major repairs (e.g., roof, structure, parking lot).

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	Year Ended December 31,
	2019	2018
Net loss	$(307,106)	$(88,030)
Adjustments:
Interest expense	278,574	280,887
Depreciation and amortization	481,995	640,618
Provision for income taxes	4,262	3,006
Proportionate share of adjustments for unconsolidated entities	3,966	1,448
EBITDA	$461,691	$837,929
Gain on disposition of real estate assets, including joint ventures, net	(292,654)	(95,034)
Impairment of real estate	47,091	54,647
Proportionate share of adjustments for unconsolidated entities	—	—
EBITDAre	$216,128	$797,542
Loss on disposition of discontinued operations	—	1,815
Payments received on fully reserved loans	(133)	(4,792)
Acquisition-related expenses	4,337	3,632
Litigation and non-routine costs, net	815,422	290,309
Loss (gain) on investments	493	(4,092)
Loss (gain) on derivative instruments, net	58	(355)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	2,538	4,178
Loss (gain) on extinguishment and forgiveness of debt, net	17,910	(5,360)
Net direct financing lease adjustments	1,617	2,023
Straight-line rent, net of bad debt expense related to straight-line rent (1)	(28,032)	(39,723)
Restructuring expenses	10,505	—
Other adjustments, net	(2,686)	(2,150)
Proportionate share of adjustments for unconsolidated entities	(1,079)	18
Adjustment for Excluded Properties	(257)	35
Normalized EBITDA	$1,036,821	$1,043,080
Normalized EBITDA from continuing operations	1,036,821	1,040,319
Normalized EBITDA from discontinued operations	—	2,761

(1)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

Economic Occupancy Rate equals the sum of Leased Square Feet divided by Rentable Square Feet.
Enterprise Value equals the sum of the Implied Equity Market Capitalization, preferred stock and Net Debt.
Excluded Properties are properties for which (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation. Certain non-GAAP measures and operating metrics omit the impact of such properties for the month beginning with the date that such criteria are met and ending with the disposition date, in order to better reflect the ongoing operations of the Company.
At and during the three months ended December 31, 2019 and September 30, 2019, there were no Excluded Properties. At and during the three months ended June 30, 2019, there was one Excluded Property which was an office property comprising 145,186 square feet, of which 6,926 square feet was vacant, with Principal Outstanding of $19.5 million. At March 31, 2019 and December 31, 2018, there were no Excluded Properties. During the year ended December 31, 2018, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million.

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.
Flat Lease is a lease that requires equal rent payments, with no increases, throughout the initial term of the lease agreement. A Flat Lease may include a period of free rent at the beginning or end of the lease.
Funds from Operations ("FFO") and Adjusted Funds from Operations ("AFFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under GAAP.
Nareit defines FFO as net income or loss computed in accordance with GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use AFFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

	Year Ended December 31,
	2019	2018
Net loss	$(307,106)	$(88,030)
Dividends on non-convertible preferred stock	(68,488)	(71,892)
Gain on disposition of real estate assets, including joint ventures, net	(292,654)	(95,034)
Depreciation and amortization of real estate assets	480,064	637,097
Impairment of real estate	47,091	54,647
Proportionate share of adjustments for unconsolidated entities	2,721	1,278
FFO attributable to common stockholders and limited partners	$(138,372)	$438,066
FFO attributable to common stockholders and limited partners from continuing operations	(138,372)	434,371
FFO attributable to common stockholders and limited partners from discontinued operations	—	3,695

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Weighted-average shares outstanding - basic	998,139,969	969,092,268
Effect of weighted-average Limited Partner OP Units and dilutive securities	20,094,822	24,145,875
Weighted-average shares outstanding - diluted (1)	1,018,234,791	993,238,143

FFO attributable to common stockholders and limited partners per diluted share	$(0.136)	$0.441
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	(0.136)	0.437
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	—	0.004

Acquisition-related expenses	4,337	3,632
Litigation and non-routine costs, net	815,422	290,309
Loss on disposition of discontinued operations	—	1,815
Payments received on fully reserved loans	(133)	(4,792)
Loss (gain) on investments	493	(4,092)
Loss (gain) on derivative instruments, net	58	(355)
Amortization of premiums and discounts on debt and investments, net	(5,312)	(3,486)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	2,538	4,178
Net direct financing lease adjustments	1,617	2,023
Amortization and write-off of deferred financing costs	15,464	19,166
Deferred and other tax benefit (2)	—	(1,855)
Loss (gain) on extinguishment and forgiveness of debt, net	17,910	(5,360)
Straight-line rent, net of bad debt expense related to straight-line rent (3)	(28,032)	(39,723)
Equity-based compensation	12,251	12,417
Restructuring expenses	10,505	—
Other adjustments, net	(773)	1,446
Proportionate share of adjustments for unconsolidated entities	(1,005)	36
Adjustment for Excluded Properties	(33)	465
AFFO attributable to common stockholders and limited partners	$706,935	$713,890
AFFO attributable to common stockholders and limited partners from continuing operations	706,935	710,688
AFFO attributable to common stockholders and limited partners from discontinued operations	—	3,202

Weighted-average shares outstanding - basic	998,139,969	969,092,268
Effect of weighted-average Limited Partner OP Units and dilutive securities	20,094,822	24,145,875
Weighted-average shares outstanding - diluted (1)	1,018,234,791	993,238,143

AFFO attributable to common stockholders and limited partners per diluted share	$0.694	$0.719
AFFO attributable to common stockholders and limited partners from continuing operations per diluted share	0.694	0.716
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	—	0.003

(1)
Weighted-average shares for all periods presented exclude the effect of the convertible debt as the Company would expect to settle the debt in cash and any shares underlying restricted stock units that are not issuable based on the Company’s level of achievement of certain performance targets through the respective reporting period.

(2)	This adjustment represents the non-current portion of the benefit from income taxes in order to show only the current portion of the benefit from income taxes as an impact to AFFO.

(3)
Upon adoption of ASC 842 in Q1 2019, the Company recognizes all changes in the collectability assessment for an operating lease as an adjustment to rental revenue and does not record bad debt expense for uncollectible accounts.

GAAP is an abbreviation for generally accepted accounting principles in the United States.
Gross Lease is a lease under which the landlord is responsible for all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. As discussed in the About the Data section, prior to April 1, 2019, gross real estate investments included net investments in unconsolidated entities, not the Company's pro rata share of unconsolidated joint ventures' Gross Real Estate Investments. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Gross Real Estate Investments to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Total real estate investments, at cost - as reported	$14,843,870	$14,925,539	$15,043,975	$15,570,486	$15,604,839
Adjustments:
Investment in unconsolidated entities	—	—	—	35,790	35,289
Investment in Cole REITs	7,552	7,552	7,552	7,552	7,844
Gross assets held for sale	36,210	91,444	28,312	45,064	3,020
Investment in direct financing leases, net	9,341	9,914	10,323	10,735	13,254
Mortgage notes receivable, net	—	—	1,687	1,713	10,164
Gross intangible lease liabilities	(242,898)	(244,908)	(246,135)	(259,976)	(263,384)
Unconsolidated joint ventures' pro rata share	121,873	121,567	121,295	—	—
Gross Real Estate Investments - Excluded Properties	—	—	(16,700)	—	—
Gross Real Estate Investments	$14,775,948	$14,911,108	$14,950,309	$15,411,364	$15,411,026
Implied Equity Market Capitalization equals shares of common stock outstanding, including restricted stock awards, multiplied by the closing sale price of the Company's stock as reported on the New York Stock Exchange.
Industry is derived from the North American Industry Classification System, NAICS, which is a system used by federal statistical agencies to classify business establishments, for the purpose of collecting, analyzing, and publishing statistical data related to the U.S. business economy.
Interest Coverage Ratio equals Normalized EBITDA divided by Interest Expense, excluding non-cash amortization. Management believes that Interest Coverage Ratio is a useful supplemental measure of our ability to service our debt obligations.
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
The following table shows a reconciliation of Interest Expense, excluding non-cash amortization to interest expense presented in accordance with GAAP on the statements of operations for the periods presented (dollar amounts in thousands):

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Interest expense - as reported	$(69,628)	$(67,889)	$(69,803)	$(71,254)	$(70,832)
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(5,395)	(3,254)	(3,348)	(3,546)	(3,813)
Amortization of net premiums	1,569	1,114	1,397	1,328	1,295
Unconsolidated joint ventures' pro rata share	(490)	(490)	(171)	—	—
Interest Expense, excluding non-cash amortization - Excluded Properties	—	(16)	(208)	—	—
Interest Expense, excluding non-cash amortization	$(66,292)	$(66,223)	$(67,815)	$(69,036)	$(68,314)
Investment-Grade Tenants are those with a Standard & Poor’s credit rating of BBB- or higher or a Moody’s credit rating of Baa3 or higher.  The ratings may reflect those assigned by Standard & Poor’s or Moody’s to the lease guarantor or the parent company, as applicable.
Leased Square Feet is Rentable Square Feet leased (including month-to-month agreements).
Metropolitan Statistical Area (MSA) is a large metropolitan area represented by a large group of zip codes, as defined by Real Capital Analytics.
Modified Gross Lease is a lease under which the landlord is responsible for most expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs), but passes through some operating expenses to the tenant.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance and omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. As discussed in the About the Data section, Net Debt at September 30, 2019 includes the impact of the amounts payable in cash pursuant to the Class Action Settlement. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
The following table shows a reconciliation of Net Debt, Principal Outstanding and Adjusted Principal Outstanding to the amounts presented in accordance with GAAP on the balance sheet for the periods presented (dollar amounts in thousands):

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Mortgage notes payable, net	$1,528,134	$1,717,817	$1,745,331	$1,918,826	$1,922,657
Corporate bonds, net	2,813,739	2,622,320	2,621,130	2,619,956	3,368,609
Convertible debt, net	318,183	397,726	396,766	395,823	394,883
Credit facility, net	1,045,669	895,351	895,033	1,089,725	401,773
Total debt - as reported	5,705,725	5,633,214	5,658,260	6,024,330	6,087,922
Deferred financing costs, net	39,721	39,807	42,085	44,602	42,763
Net discounts (premiums)	5,413	(4,322)	(5,435)	(6,726)	(8,053)
Principal Outstanding	5,750,859	5,668,699	5,694,910	6,062,206	6,122,632
Unconsolidated joint ventures' pro rata share	53,850	53,850	53,850	—	—
Principal Outstanding - Excluded Properties	—	—	(19,525)	—	—
Adjusted Principal Outstanding	$5,804,709	$5,722,549	$5,729,235	$6,062,206	$6,122,632
Cash and cash equivalents	(12,921)	(1,029,315)	(211,510)	(12,788)	(30,758)
Pro rata share of unconsolidated joint ventures' cash and cash equivalents	(1,480)	(1,046)	(2,920)	—	—
Amounts payable in cash pursuant to the Class Action Settlement	—	966,315	—	—	—
Net Debt	$5,790,308	$5,658,503	$5,514,805	$6,049,418	$6,091,874
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Operating Income ("NOI") and Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents rental revenue less property operating expenses and excludes impairment, depreciation and amortization, general and administrative expenses, acquisition-related expenses, litigation and non-routine costs, net and restructuring expenses. Cash NOI excludes the impact of certain GAAP adjustments to rental revenue, such as straight-line rent adjustments and amortization of above-market intangible lease assets and below-market lease intangible liabilities. Cash NOI includes the pro rata share of such amounts from properties owned by unconsolidated joint ventures and omits the Cash NOI impact of Excluded Properties. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
The following table shows the calculation of NOI and Cash NOI for the periods presented (dollar amounts in thousands):

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Q4 2019 SUPPLEMENTAL INFORMATION

Definitions (cont.) (unaudited, in thousands, except share and per share data)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Rental revenue	$305,363	$302,985	$312,043	$316,843	$313,263
Less total operating expenses	(196,373)	(998,366)	(172,755)	(184,336)	(246,079)
Acquisition-related expenses	1,168	1,199	985	985	1,136
Litigation and non-routine costs, net	8,659	832,024	(3,769)	(21,492)	23,541
General and administrative	16,966	14,483	16,416	14,846	17,220
Depreciation and amortization	112,307	115,111	118,022	136,555	153,050
Impairment of real estate	22,851	3,944	8,308	11,988	18,565
Restructuring expenses	356	783	290	9,076	—
NOI	271,297	272,163	279,540	284,465	280,696
Straight-line rent, net of bad debt expense related to straight-line rent	(7,107)	(5,470)	(8,043)	(7,412)	(8,341)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	504	692	611	731	945
Net direct financing lease adjustments	387	411	410	409	498
Unconsolidated joint ventures' pro rata share	1,920	1,817	1,176	—	—
Cash NOI - Excluded Properties	3	(54)	(203)	—	—
Cash NOI	$267,004	$269,559	$273,491	$278,193	$273,798
Normalized Cash NOI equals our Cash NOI for our most recently reported quarter and eliminates the Cash NOI for properties acquired or developments completed during the most recently reported quarter and replaces Cash NOI for the partial period with an amount estimated to be equivalent to Cash NOI for the full period. Additionally, Normalized Cash NOI eliminates the Cash NOI contributed by properties disposed of during the most recently reported period. It is management's view that Normalized Cash NOI provides investors relevant and useful information because it reflects only the Cash NOI of properties owned as of the most recent reporting period. Normalized Cash NOI should not be considered as an alternative to operating income.
Normalized EBITDA Annualized equals Normalized EBITDA, for the respective quarter, multiplied by four.
Operating Properties refers to all properties owned and consolidated by the Company except Excluded Properties as of the reporting date.
Property Operating Expense includes reimbursable and non-reimbursable costs to operate a property, including real estate taxes, utilities, insurance, repairs, maintenance, legal, property management fees, etc.
Rentable Square Feet is leasable square feet of Operating Properties and the Company's pro rata share of leasable square feet of properties owned by unconsolidated joint ventures. Rentable Square Feet at December 31, 2019, September 30, 2019, June 30, 2019, and March 31, 2019 excludes the square feet of one redevelopment property.
Triple Net Lease ("NNN") is a lease under which the tenant agrees to pay all expenses associated with the property (e.g., real estate taxes, insurance, maintenance and repairs).
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Weighted Average Remaining Lease Term is the number of years remaining on each respective lease, weighted based on Annualized Rental Income.

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